CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
First Empire State Corporation as
      successors to ONBANCorp, Inc.:

We consent to incorporation by reference in the Post-Effective Amendment No. 1 on Form S-8 to the Registration Statement No. 333-45881 on Form S-4 of First Empire State Corporation of our report dated January 26, 1998, relating to the consolidated balance sheets of ONBANCorp, Inc. and subsidiaries as of December 31, 1997 and 1996 and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report is incorporated by reference in the December 31, 1997 annual report on Form 10-K of ONBANCorp, Inc., which was incorporated by reference in the First Empire State Corporation Form 8-K dated April 1, 1998.

We also consent to the reference to our firm under the heading "Interests of Named Experts and Counsel" in the Prospectus.


/s/ KPMG Peat Marwick LLP
Syracuse, New York
May 14, 1998